UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2020

FINJAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33304	20-4075963
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2000 University Avenue, Suite 600
East Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

(650) 282 3228

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FNJN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 10, 2020, Finjan Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CFIP Goldfish Holdings LLC, a Delaware limited liability company (“Parent”), and CFIP Goldfish Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Parent will cause Merger Sub to commence, as promptly as practicable, but in no event later than June 24, 2020, a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at a purchase price of $1.55 per share in cash (the “Offer Price”), without interest and net of withholding taxes. The Merger Agreement further provides that following consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The board of directors of the Company (the “Board”) has unanimously determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are fair to, advisable and in the best interests of the Company and its stockholders and has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board has also recommended that the stockholders of the Company accept the Offer and tender their shares of Common Stock in the Offer.

Subject to the terms and conditions of the Merger Agreement, the Offer will initially remain open for 20 business days from the date of commencement of the Offer. The expiration date may be extended under the following circumstances: (i) if, at the scheduled expiration time of the Offer, any of the Offer Conditions (as defined below) have not been satisfied or waived by Merger Sub, then Merger Sub may extend the Offer, and will extend the Offer if requested by the Company, in each case for successive periods of up to 10 business days each (or such other period as the Company and Merger Sub may agree), until September 8, 2020, to permit the satisfaction of all Offer Conditions; and (ii) Merger Sub will extend the Offer from time to time for any period required by any legal requirement, any interpretation or position of the Securities and Exchange Commission (the “SEC”) or its staff or Nasdaq applicable to the Offer. In addition, Merger Sub may extend the expiration date of the Offer at any time with the Company’s written consent. Merger Sub will not terminate the Offer prior to the expiration date without the written consent of the Company.

The obligation of Merger Sub to purchase shares of Common Stock tendered in the Offer is subject to customary closing conditions, including (1) shares of Common Stock having been validly tendered (and not validly withdrawn) prior to the expiration of the Offer that represent, together with the shares of Common Stock (if any) then beneficially owned by Parent, Merger Sub, or any of their respective direct or indirect wholly owned subsidiaries, at least one share more than 50% of the total outstanding shares of Common Stock immediately following the consummation of the Offer (the “Minimum Condition”), (2) the absence of any law or order of any governmental entity that directly or indirectly restrains, prohibits or otherwise makes illegal the consummation of the Offer or the Merger, (3) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (generally subject to qualifications as to materiality), (4) the Company’s compliance with or performance of its covenants, agreements and obligations under the Merger Agreement in all material respects, (5) the Company’s delivery to Parent of a certificate signed by an executive officer of the Company and dated as of the expiration date of the Offer to the effect that the conditions specified in clauses (3) and (4) have been satisfied, (6) the absence, since the date of the Merger Agreement, of any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect (as such concept is defined and qualified in the Merger Agreement) on the Company or its ability to consummate the Merger, and (7) the Merger Agreement not having been validly terminated in accordance with its terms.

Following the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Merger will be effected pursuant to the procedure provided for by Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), without a meeting or vote of the Company’s stockholders. The Merger will be effected as soon as practicable following the acceptance for payment by Merger Sub of shares representing at least the Minimum Condition validly tendered and not validly withdrawn pursuant to the Offer (the “Acceptance Time”).

At the effective time of the Merger (the “Effective Time”), each share of Common Stock issued and outstanding immediately before the Effective Time (other than shares (1) held by the Company or its subsidiaries or held in the Company’s treasury, (2) owned directly by Parent or Merger Sub, or their respective subsidiaries, or (3) owned by any stockholder who has properly exercised and perfected such stockholder's demand for appraisal rights in respect of such shares in accordance with, and in compliance in all respects with, the DGCL) will be automatically cancelled and converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and net of withholding taxes.

In addition, at the Effective Time each option to purchase shares of Common Stock granted under any of the Company Stock Plans (as defined in the Merger Agreement) (a “Company Stock Option”), whether or not then exercisable or vested, and which has a per share exercise price that is less than the Merger Consideration, will fully vest and be canceled and converted into the right to receive an amount in cash, without interest and net of withholding taxes, equal to the excess, if any, of the Merger Consideration over the per share exercise price applicable to such Company Stock Option, multiplied by the total number of shares of Common Stock subject to such Company Stock Option, payable as soon as practicable, but in any event within 30 days of the Effective Time. Each Company Stock Option with a per share exercise price that is equal to or greater than the Merger Consideration will be cancelled with no consideration payable in respect thereof.

At the Effective Time, each outstanding restricted stock unit granted under any of the Company Stock Plans (a “RSU”), whether or not vested, will fully vest (to the extent not previously vested) and will be canceled and converted into the right to an amount in cash, without interest and net of withholding taxes, equal to the Merger Consideration, multiplied by the number of shares of Common Stock applicable to such RSU, payable as soon as practicable, but in any event within 30 days of the Effective Time.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this nature, including an agreement that the parties will cooperate and use reasonable best efforts to reasonably promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as reasonably promptly as practicable the Offer and the Merger to be consummated. The Company has also agreed (1) to operate its business in the ordinary course consistent with past practice, (2) to use commercially reasonable efforts to ensure that it preserves intact in all material respects its current business organization, assets and technology, keeps available the services of its employees and maintains its relations and goodwill with its customers, suppliers, landlords and other persons having business dealings with the Company, (3) to certain other restrictions on its operations, as set forth more fully in the Merger Agreement and (4) not to solicit other proposals to acquire the Company or to participate in discussions or provide information in connection with other proposals to acquire the Company, subject to certain exceptions to permit the Board to comply with its fiduciary obligations.

Prior to the Acceptance Time, the Board may, (1) change its recommendation that the Company’s stockholders accept the Offer and tender their shares of Common Stock in the Offer, and (2) terminate the Merger Agreement to enter into a definitive written agreement providing for a Superior Proposal (as defined below), upon payment of the Termination Fee and expense reimbursement discussed below.

The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal, and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee of $1,353,709 (the “Termination Fee”). The Company will also be required to reimburse up to $1,000,000 of Parent’s expenses in the case of certain terminations of the Merger Agreement by the Company or Parent, including upon acceptance of a Superior Proposal. A Superior Proposal includes a written proposal pursuant to which a third party would acquire 50% or more of the consolidated revenues, net income or assets of the Company and its subsidiaries or of the voting power of the Company, on terms that the Board determines in its good faith (after consultation with its financial advisors and outside legal counsel) is reasonably likely to be consummated and would be more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Merger and the Offer, taking into account all terms and conditions of such proposal and the Merger Agreement, and all other financial, legal, regulatory and other aspects of such proposal that the Board considers in good faith to be appropriate (including the conditionality, and the timing and likelihood of consummation of such proposal). Any termination of the Merger Agreement by the Company in connection with a Superior Proposal is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement and a determination by the Board, in good faith and after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the Company directors’ exercise of their fiduciary duties under applicable law.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (1) have been made only for purposes of the Merger Agreement, (2) have been qualified by (A) matters specifically disclosed in certain reports filed by the Company with the SEC prior to the date of the Merger Agreement (subject to certain exceptions) and (B) confidential disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement, (3) are subject to various materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors, (4) were made only as of the date of the Merger Agreement or such other dates in accordance with or as specified in the Merger Agreement and (5) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. In addition, any such confidential disclosures contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the tender offer statement, solicitation/recommendation statement and other Offer documents that will be filed by Parent, Merger Sub and the Company, as applicable.

Item 8.01	Other Events

Tender and Support Agreement

In connection with the Offer and Merger, and concurrently with the execution of the Merger Agreement, Parent and Merger Sub entered into a Support Agreement (the “Support Agreement”) with each of HarbourVest International Private Equity Partners IV-Direct Fund L.P., Bardin Hill Long Duration Recoveries Management LP, Benhamou Global Ventures LLC and each of the Company’s executive officers and directors who beneficially own Common Stock (each, a “Supporting Stockholder”).

Pursuant to the Support Agreement, each Supporting Stockholder has agreed, (1) to promptly (and, in any event, not later than five (5) Business Days after commencement of the Offer) validly tender or cause to be tendered in the Offer (A) all shares of Common Stock of which such Supporting Stockholder is the record or beneficial owner of as of the date of the execution of the Support Agreement, (B) together with any shares of Common Stock acquired by each Supporting Stockholder during the period commencing with the execution and delivery of the Support Agreement and expiring on the termination of the Support Agreement, (collectively, the “Subject Shares”), (2) that, once such Supporting Stockholder’s Subject Shares are tendered, such Supporting Stockholder will not withdraw or cause to be withdrawn any of such Subject Shares from the Offer, unless and until the Support Agreement has been terminated, and (3) not to, unless and until the Merger Agreement is terminated in accordance with its terms, take certain actions, including (A) transfer, agree to transfer, create any lien on, or permit any lien to attach to, such Supporting Stockholder’s Subject Shares, (B) grant a proxy, power-of-attorney or other authorization or consent right with respect to such Supporting Stockholder’s Subject Shares, (C) deposit such Supporting Stockholder’s Subject Shares into a voting trust or enter into a voting agreement with respect to such Subject Shares, or (D) take any other action that would make any representation or warranty within the Support Agreement untrue or else materially impede the Support Stockholder from performing its obligations under the Support Agreement. The Supporting Stockholders entered into the Support Agreement solely in their capacities as beneficial or record owners, and nothing therein limits or affects the actions taken by any director of the Company affiliated with the Supporting Stockholder solely in his capacity as a director of the Company in the exercise of his fiduciary duties as a director of the Company.

The shares covered by the Support Agreement constitute approximately 28% of the outstanding shares of Common Stock as of June 9, 2020.

The Support Agreement will terminate upon the earliest of: (1) the termination of the Merger Agreement in accordance with its terms, (2) the Effective Time, (3) the delivery of written notice of termination by the Supporting Stockholder to Parent and Merger Sub following any amendment, modification, change or waiver to any provision of the Merger Agreement that decreases the amount or changes the form of the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement).

The foregoing summary of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement, a form of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Press Release

On June 10, 2020, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of June 10, 2020, among Finjan Holdings, Inc., CFIP Goldfish Holdings LLC and CFIP Goldfish Merger Sub Inc.*
99.1	Form of Support Agreement, dated as of June 10, 2020, by and among CFIP Goldfish Holdings LLC and CFIP Goldfish Merger Sub Inc. and each Supporting Stockholder.
99.2	Press Release of Finjan Holdings, Inc. dated June 10, 2020.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

Important Information

The Offer for the outstanding Common Stock of the Company referred to in this Current Report on Form 8-K has not yet commenced. This document is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the Company’s Common Stock. The solicitation and the offer to purchase shares of the Company’s Common Stock will only be made pursuant to an offer to purchase, a related letter of transmittal and other offer documents that Merger Sub intends to file with the SEC. At the time the Offer is commenced, Merger Sub will file a Tender Offer Statement on Schedule TO with the SEC, and soon thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. There is no assurance the transaction will be completed as described above or at all, or that the anticipated closing date will materialize.

Stockholders of the Company are urged to read the Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement on Schedule 14D-9, as each may be amended or supplemented from time to time, and any other relevant documents filed with the SEC carefully when they become available, before making any decision with respect to the Offer because these documents will contain important information about the proposed transactions and the parties thereto such stockholders should consider.

The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them. Investors may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s web site at www.sec.gov or by visiting the Company’s Investor Relations website at ir.finjan.com/ or by contacting the Company’s Investor Relations Department by phone at 650-282-3245 or by e-mail at investors@finjan.com.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed Offer, Merger and related transactions and all other statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the information expressed or implied by these forward-looking statements. The proposed transaction may not be completed on the terms described above or at all because of a number of factors, including, but not limited to: (1) uncertainties as to the timing of the Offer, (2) uncertainties as to how many of the Company's stockholders will tender their stock in the Offer, (3) the risk that the proposed transaction may not be completed in a timely manner or at all, (4) the possibility that competing offers or acquisition proposals for the Company will be made, (5) the possibility that any or all of the various conditions to the consummation of the Offer may not be satisfied or waived, (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require the Company to pay a termination fee or reimburse expenses, (7) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger, (8) the Merger may involve unexpected costs, liabilities or delays, (9) the Company’s business may suffer as a result of the uncertainty surrounding the Merger, including the timing of the consummation of the Merger, (10) the outcome of any legal proceeding relating to the Merger, (11) the Company may be adversely affected by other economic, business and/or competitive factors, and (12) other risks to completion of the transaction, including circumstances beyond the Company's control, which may adversely affect the Company’s business and the price of its common stock.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company expressly disclaims any obligation to update or revise forward-looking information to reflect new events or circumstances. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at ir.finjan.com/financial-information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2020
FINJAN HOLDINGS, INC.

	By:	/s/ Philip Hartstein
	Name:	Philip Hartstein
	Title:	President & Chief Executive Officer